Exhibit 99.1

FOR IMMEDIATE RELEASE December 21, 2006 Contacts: Jeff Botti (614) 249-6339 bottij@nationwide.com Erica Lewis (614) 249-0184 lewise6@nationwide.com

Nationwide Financial reaches understanding

to purchase NWD Investment Management

Columbus, Ohio — Nationwide Financial Services, Inc. (NYSE: NFS) and Nationwide Mutual Insurance Company today announced that they have reached a preliminary understanding on certain of the key terms for the purchase by Nationwide Financial of the Philadelphia-based operations of NWD Investment Management, Inc., formerly Gartmore Global Investments, Inc. This follows the announcement by both companies last month that they were in discussions regarding the retail asset management business of NWD Investment Management.

“Investment management remains an important part of the Nationwide strategy to help consumers,” said Jerry Jurgensen, Nationwide CEO. “This transaction will better align our solid mutual fund business with Nationwide Financial’s industry-leading long-term savings and investment capabilities, helping consumers prepare for and live in retirement.”

Total consideration in the transaction will be $200 million in cash, plus an amount equal to the tangible shareholders’ equity on the balance sheet at closing.

“This transaction will be an important step in Nationwide Financial becoming a more comprehensive provider of financial services products,” said Mark R. Thresher, president and chief operating officer of Nationwide Financial. “It will enable us to leverage the Nationwide brand, our extensive distribution, and our core investment and packaging capabilities.”

The Philadelphia-based business of NWD Investment Management includes approximately $27.1 billion in managed assets. Nationwide Financial’s primary interest is in NWD Investment Management’s approximately $25 billion of mutual fund assets, of which approximately $13 billion is sub-advised by third parties. Nationwide Financial expects to transition all of NWD Investment Management’s retained assets to a sub-advised platform, maintaining as much continuity with key portfolio managers as possible.

The proposed transaction does not include NWD Investment Management’s institutional asset management businesses, which are comprised of Morley Financial Services, Inc. (formerly Gartmore Morley Financial Services, Inc.); NorthPointe Capital, LLC; Riverview Alternative Investment Advisors, LLC (formerly Gartmore Riverview, LLC); and Nationwide Separate Accounts, LLC (formerly Gartmore Separate Accounts, LLC). Nationwide Mutual is reviewing its strategic options for these remaining asset management businesses.

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220

The preliminary understanding has been approved by the special committees of the boards of both companies. The transaction is subject to the negotiation of a definitive acquisition agreement, the completion by each special committee of its review of the transaction, a recommendation of the transaction by each special committee to its board and the approval of each board. The closing of the transaction will require the approval of the boards of trustees and the shareholders of the affected mutual funds.

The transaction is expected to close during the second quarter of 2007. Overall, the transaction is expected to be modestly accretive to Nationwide Financial. However, the impact to Nationwide Financial’s 2007 net operating earnings is not expected to be significant due to the expected timing of the closing.

Credit Suisse is acting as the financial advisor for Nationwide Financial’s special committee, with Sidley Austin LLP serving as its legal advisor. Goldman Sachs & Co. is acting as the financial advisor for Nationwide Mutual’s special committee, with Sullivan & Cromwell LLP acting as its legal advisor.

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) change in Nationwide Corporation’s control of the Company through its beneficial ownership of 94.6% of the combined voting power of all the outstanding common stock and 63.9% of the economic interest in the Company; (ii) the Company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), reduction in separate account assets or a reduction in the demand for the Company’s products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions which are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; and (xvii) adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220

About Nationwide Financial®

Nationwide Financial Services, Inc. (NYSE: NFS), a publicly traded company based in Columbus, Ohio, provides a variety of financial services that help consumers invest and protect their long-term assets, and offers retirement plans and services through both public- and private-sector employers.1

It’s part of the Nationwide group of companies, which offers diversified insurance and financial services. The group is led by Nationwide Mutual Insurance Company, which is ranked No. 98 on the Fortune 100 based on 2005 revenue.2 For more information, visit www.nationwide.com.

About Nationwide Mutual

Nationwide Mutual, based in Columbus, Ohio, is one of the largest diversified insurance and financial services organizations in the world, with more than $158 billion in assets. Nationwide ranks #98 on the Fortune 100 list. The company provides a full range of insurance and financial services, including auto, motorcycles, boats, homeowners, life, commercial insurance, administrative services, annuities, mortgages, mutual funds, pensions and long-term savings plans. The Nationwide companies include the country’s seventh-largest property/casualty insurer, the fourth-largest homeowners’ insurer, the sixth- largest auto insurance group and the country's largest farm owners’ insurer. Nationwide Life Insurance Company, the major subsidiary of Nationwide Financial, ranks 11th in assets according to A.M. Best. For more information, visit www.nationwide.com.

About NWD Investment Management

NWD Investment Management, Inc. is the asset management business of Nationwide Mutual Insurance Company. Located outside Philadelphia, Pennsylvania, NWD Investments manages more than $49.4 billion3 in assets through its investment management platform driven by 61 investment management professionals and supported by a staff of more than 250. NWD Investments provides core and specialty equity, fixed-income and alternative investment solutions through mutual funds, separate accounts, commingled portfolios and wrap accounts to individual and institutional clients. For more information, please visit www.nwdfunds.com.

Nationwide, Nationwide Financial and the Nationwide Framemark are federally registered service marks of Nationwide Mutual Insurance Company. On Your Side is a service mark of Nationwide Mutual Insurance Company.

1	Nationwide Investment Services Corporation, member NASD. In MI only: Nationwide Investment Svcs. Corporation.
2	Fortune Magazine, April 2006
3	As of Sept. 30, 2006

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220